================================================================================

                                                                       EXHIBIT 2



                               CONTRACT OF SALE

                                    BETWEEN

                         GLASGOW LAND COMPANY, L.L.C.

                                  AS SELLER,

                                      AND

                                 HOLOGIC, INC.

                                   AS BUYER


================================================================================

                               TABLE OF CONTENTS

ARTICLE 1PROPERTY AND PURCHASE PRICE
     Section 1.1   Agreement to Sell and Purchase............................   2
     Section 1.2   Purchase Price............................................   2

ARTICLE 2PROPERTY INFORMATION
     Section 2.1   Title Insurance...........................................   2
     Section 2.2   Other Information.........................................   3
     Section 2.3   Survey                                                       4

ARTICLE 3CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS
     Section 3.1   Title Review..............................................   4
     Section 3.2   Inspection Period.........................................   5

ARTICLE 4SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS
     Section 4.1   Seller's Representations and Warranties...................   6
     Section 4.2   Seller's Covenants........................................   8

ARTICLE 5BUYER'S REPRESENTATIONS, WARRANTIES AND COVENANTS
     Section 5.1.  Buyer's Representations and Warranties....................   9
     Section 5.2.  Buyer's Covenants.........................................   9

ARTICLE 6CLOSING
     Section 6.1   Closing...................................................   9
     Section 6.2   Prorations................................................  11
     Section 6.3   Closing Costs.............................................  12

ARTICLE 7TERMINATION, DEFAULTS AND REMEDIES
     Section 7.1   Termination Due to Title Defects..........................  13
     Section 7.2   Termination Due to Seller's Representations and Warranties  13
     Section 7.3   Buyer's Remedies..........................................  14
     Section 7.4   Seller's Remedies.........................................  14

ARTICLE 8CASUALTY; CONDEMNATION
     Section 8.1   Risk of Loss; Notice......................................  15
     Section 8.2   Minor Casualty............................................  15
     Section 8.3   Major Casualty; Condemnation..............................  15
     Section 8.4   Rights of Lienholders.....................................  16

ARTICLE 9MISCELLANEOUS
     Section 9.1   Notices...................................................  18
     Section 9.2   Performance...............................................  19
     Section 9.3   Binding Effect............................................  19

                                                                          Page i
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                               TABLE OF CONTENTS

Section 9.4   Entire Agreement..........................................  19
Section 9.5   Assignment................................................  19
Section 9.6   Commissions...............................................  19
Section 9.7   Survival..................................................  20
Section 9.8   Headings..................................................  20
Section 9.9   Holidays, Etc.............................................  20
Section 9.10  Attorneys' Fees...........................................  20
Section 9.11  Governing Law.............................................  20
Section 9.12  Severability..............................................  20
Section 9.13  Disclaimer................................................  20
Section 9.14  Rule of Construction......................................  23
Section 9.15  Offer to Purchase.........................................  23
Section 9.16  Effective Date............................................  24
Section 9.17  Independent Contract Consideration........................  24
Section 9.18  Counterparts..............................................  24
Section 9.19  Confidentiality...........................................  24
Section 9.20  No Recording..............................................  24

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                               TABLE OF CONTENTS


EXHIBITS
--------

EXHIBIT A  -    LEGAL DESCRIPTION OF THE REAL PROPERTY

EXHIBIT B  -    ASSIGNMENT OF LEASES, TRADE NAMES, AND SECURITY DEPOSITS

EXHIBIT C  -    LISTING OF CONTRACTS

EXHIBIT D  -    TENANT NOTICE LETTERS

EXHIBIT E  -    SPECIAL WARRANTY DEED

EXHIBIT F  -    SPECIAL WARRANTY BILL OF SALE

EXHIBIT G  -    IRC SECTION 1445 CERTIFICATE

EXHIBIT H-1-    FORM OF TENANT ESTOPPEL CERTIFICATE

EXHIBIT H-2-    FORM OF ESTOPPEL CERTIFICATE

EXHIBIT I  -    FORM OF FACILITIES LEASE

EXHIBIT J  -    FORM OF MAINTENANCE AGREEMENT

                                                                        Page iii

                                 CONTRACT OF SALE

     This Contract of Sale (this Contract) is between GLASGOW LAND COMPANY, L.L.C., a Delaware limited liability company (Seller), and HOLOGIC, INC., a Delaware corporation (Buyer), or its permitted assignee.

                                 BACKGROUND
                                 ----------

     Buyer wants to purchase, and Seller wants to sell, all of Seller's interest in:

     a. the real property (the Real Property) located in New Castle County, Delaware, containing approximately 35 acres of land and being more particularly described as "Parcel 2C-1" on Exhibit A attached to this
                                                     ---------
          Contract;

     b. all improvements, structures, and fixtures, of every nature and description, located on the Real Property, including, without limitation, two buildings of approximately 168,000 square feet and 4,000 square feet, designated as "Bldg. 600" and "Bldg. 400", respectively, on Exhibit A attached hereto (collectively, the
                           ---------
          Improvements), and all rights and appurtenances pertaining to the Real Property, including any interest of Seller in adjacent streets, alleys, easements, and rights-of-way, including without limitation all easements for common roadway purposes;

     c. all leases, occupancy agreements, rental agreements and approved service contracts entered into by Seller encumbering the Real Property (the Property's Contracts);

     d. the personal property located on the Real Property and described on a list to be provided to Buyer (the Personal Property);

     e. all plans, specifications, drawings, reports, studies and other similar matters in Seller's possession (the Plans);

     f. all warranties, guaranties and bonds relating to the Improvements (the Warranties); and

     g. all forms, records and matters relating to tenants, keys, and other materials in Seller's possession (other than promotional material containing Seller's name or logo or that of any manager which is terminated) used in the continuing operation of the Improvements (the Records).

(the Real Property, the Improvements, the Property's Contracts, the Personal Property, the Plans, the Warranties, and the Records are collectively called the Property).

                                 AGREEMENT
                                 ---------

                                 ARTICLE 1
                          PROPERTY AND PURCHASE PRICE

Section 1.1  Agreement to Sell and Purchase.
             ------------------------------

Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property, subject to the Permitted Exceptions (defined in Section 3.1), upon the terms and conditions of this Contract.

Section 1.2  Purchase Price.
             --------------

The Purchase Price of the Property is $8,000,000.00, subject to any adjustments and/or apportionments set forth herein, payable in immediately available federal funds at Closing (defined in Section 6.1).

                                   ARTICLE 2
                             PROPERTY INFORMATION

Section 2.1  Title Insurance.
             ---------------

     (a) Buyer, at its expense, may obtain from a recognized national title insurance company (the Title Company) an ALTA Form of Owner Policy of Title Insurance (the Owner Policy), dated as of the Closing Date (as defined in Section 6.1), in the amount of the Purchase Price, and containing no exceptions or conditions except as provided elsewhere in this Contract and the following standard printed exceptions, amended as follows:

               (1) the restrictive covenants exception must state "None of record except" and then must list only specific restrictive covenants approved by Buyer;

               (2) property taxes and assessments not yet due and payable and subject to proration; and

               (3) any other Permitted Exceptions [as defined in Subsection 3.1(d)].

     (b) In connection therewith, Buyer, at its expense, may obtain a title insurance commitment covering the Property issued by Title Company (the Commitment), together with legible and complete copies of all documents referenced as title exceptions in the Commitment.

     (c) Except as permitted under this Contract, Seller may not voluntarily create any encumbrances on the Property other than those listed in the Commitment and shown on the Survey (defined in Section 2.3) prior to the Closing Date without the prior written consent of Buyer.

Section 2.2  Other Information.
             -----------------

As soon as possible but not later than 7 days after the Effective Date, Seller shall deliver to Buyer the following:

     (a) copies of any plans and specifications, surveys and title policies in Seller's possession for the Improvements or portions thereof [Seller makes no representation or warranty as to the accuracy thereof, but represents and warrants that it has no Actual Knowledge (as defined below) of any inaccuracy thereof];

     (b) to the extent allowed by the author, copies of all existing soil, engineering, architectural, and environmental reports covering the Property in Seller's possession [Seller makes no representation or warranty as to the accuracy thereof, but represents and warrants that it has no Actual Knowledge of any inaccuracy thereof];

     (c) copies of all existing service contracts, maintenance contracts, and management agreements entered into by Seller (the Service Contracts) affecting the Property, a listing of which is attached hereto as

          Exhibit C;
          ---------

     (d) copies of all existing monthly operating statements, and all existing, unaudited, annual operating statements of the Property from January 1, 1999, until the Effective Date;

     (e)  a list of all delinquent accounts currently outstanding;

     (f) copies of all governmental permits, certificates of occupancy, alarm registrations, and other permits or licenses obtained for the operation of the Property;

     (g) tax receipts for the 1998 tax year showing, among other things, tax rate, valuation and status of payment; and

     (h) all leases, and occupancy agreements affecting the Property and acknowledgments thereto (the Leases) and all of Seller's books and records related to operation of the Property.

For purposes of this Section, "Actual Knowledge" shall mean the current actual knowledge of Tony Bihl and Ted Laws.

BUYER COVENANTS TO SELLER THAT BUYER WILL PERFORM ITS OWN INSPECTIONS OF THE PROPERTY DURING THE INSPECTION PERIOD AND RELY SOLELY ON ITS OWN INVESTIGATION AND THAT BUYER IS NOT AND SHALL NOT RELY ON ANY INFORMATION PROVIDED TO BUYER BY SELLER TO MAKE A DECISION CONCERNING THE PURCHASE OR NON-PURCHASE OF THE PROPERTY.

BUYER SPECIFICALLY UNDERSTANDS THAT ANY INFORMATION PROVIDED BY SELLER IS SUBJECT TO BUYER'S VERIFICATION AND, NOTWITHSTANDING BUYER'S FAILURE TO SO VERIFY THE INFORMATION, BUYER WILL NOT HOLD SELLER LIABLE OR MAKE ANY FUTURE CLAIMS AGAINST SELLER AS TO THE ACCURACY OR INACCURACY OF ANY INFORMATION PROVIDED BY SELLER. THIS PARAGRAPH SHALL SURVIVE THE CLOSING, TERMINATION, OR EXPIRATION OF THIS CONTRACT.

Section 2.3  Survey.
             ------

Buyer may obtain, at its sole cost and expense, an as-built survey (the Survey) of the Property. Upon receipt of the Survey, the metes and bounds description of the Real Property on the Survey shall be incorporated herein as the legal description for the Real Property.

Section 2.4  Environmental Site Assessment.
             -----------------------------

Buyer may obtain, at its sole cost and expense, a phase I environmental site assessment (the ESA) of the Property in accordance with the Securities Purchase Agreement (the SPA), by and between Buyer and Direct Radiography Corp. (DRC), a Delaware corporation. Upon receipt of the ESA, Buyer shall promptly deliver a copy of such ESA to Seller.

                                 ARTICLE 3
                  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

Section 3.1  Title Review.
             ------------

     (a) Buyer has the shorter of (i) 5 business days after Buyer's receipt of the Commitment, or (ii) the period from the Effective Date until the day prior to the Closing Date (the Title Review Period) to object to Seller in writing to any exception or condition contained in the Commitment or shown on the Survey. If Buyer does not give the written notice of any objections to Seller within the Title Review Period, Buyer is deemed to approve the title as shown in the Commitment, the exceptions to title and matters shown on the Survey; provided, that Buyer may object to any exception to title that arises subsequent to the date of the Commitment.

     (b) If Buyer provides timely objections, Seller shall use reasonable efforts (not to exceed $50,000.00 in the aggregate) to cure or attempt to cure Buyer's objections.

     (c) If Buyer gives notice of any objections within the Title Review Period and Seller fails, is unable, or refuses to cure any of Buyer's objections prior to the Closing Date, Buyer may, as its sole and exclusive option, exercise its remedies under Section 7.1 of this Contract.
     (d) All exceptions shown on the Commitment or the Survey that are either accepted or waived by Buyer are called the Permitted Exceptions.

Section 3.2  Inspection Period.
             -----------------

     (a) Commencing on the Effective Date and continuing through the Closing Date (the Inspection Period), Buyer may enter the Property to conduct all inspections of the Property, review Seller's books and records concerning the Property, review and analyze all materials, surveys, maps, reports, and other matters and information provided pursuant to this Contract, together with any other materials, surveys, maps, environmental reports, and other matters it may choose, in its sole and absolute discretion; provided, however, Buyer shall not enter into any leased space except in accordance with the applicable lease and Buyer shall not undertake any invasive or destructive testing procedures without Seller's prior written consent, such consent not to be unreasonably withheld, other than such testing reasonably required under the ESA.

     (b) Buyer shall deliver to Seller complete copies of any written reports concerning the Property prepared by any third party for Buyer, including any soils test or environmental audit report. Buyer shall keep, and shall cause all of its agents, employees, and consultants to keep, all information or data obtained from Seller, or from any inspection, test, or report confidential, except for disclosures required by law or in connection with litigation concerning the Property.

     (c) If, prior to 5:00 p.m., Dallas, Texas time, on the last day of the Inspection Period, Buyer notifies Seller in writing of Buyer's election to terminate this Contract, this Contract shall terminate as
                                                             -----
          of 5:00 p.m., Dallas, Texas time on such date; if no election to terminate this Contract is timely delivered to Seller, this Contract shall remain in full force and effect and any right to terminate under this Section is waived. Upon a termination in accordance with the foregoing, the parties hereto shall have no further obligations, one to the other, except for matters expressly stated herein as surviving a termination.

     (d) Buyer shall perform, and shall cause its agents, employees, and contractors to perform, all inspections and reviews of the Property so as not to cause any damage, loss, cost, or expense to, or claims against Seller or the Property. Notwithstanding the termination or expiration of this Contract by either party and for any reason, Buyer covenants and agrees that it will repair any damage caused by or attributable to Buyer's inspections, such covenant to survive termination or expiration of the Contract and Buyer shall indemnify, defend, and hold Seller harmless from any damage, loss, cost, or expense to, or claims against Seller or the Property caused by, attributable to or resulting from the entry onto the Property by Buyer, its agents, employees or contractors. Buyer shall cause any lien filed against the Property by a contractor, subcontractor or other person or entity arising on, through or under Buyer or otherwise attributable to Buyer's inspection and review of the Property to be released of record (whether through payment or bonding) immediately upon receipt of written notice from Seller of the filing of any such lien. The terms of this subparagraph shall survive the Closing, termination or expiration of this Contract.

     (e) During the Inspection Period, Buyer shall review all Service Contracts provided by Seller and shall notify Seller prior to the end of the Inspection Period of those contracts which it disapproves and Seller will terminate such disapproved Service Contracts effective as of the Closing Date, at Seller's sole cost and expense. All other Service Contracts not disapproved by Buyer in writing during the Inspection Period shall be deemed to have been approved by Buyer and Buyer shall be liable for any obligations under the respective agreement for services rendered on and after the Closing Date.

                                   ARTICLE 4
              SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.1  Seller's Representations and Warranties.
             ---------------------------------------

Seller represents and warrants to Buyer, which representations and warranties are also deemed to be made on the Closing Date but which shall not survive the
Closing:

     (a) There are no parties in possession of any portion of the Property except as tenants under unrecorded leases.

     (b) There is no pending or, to the knowledge of Seller, threatened condemnation or similar proceeding or special assessment (inclusive of assessments for street widening, repair, or improvement), or change in zoning affecting the Property.

     (c) Seller has received no written notice concerning the Property from (i) any Governmental Authority (as defined below in this Paragraph) about a violation of any federal, state, county, or city statute, ordinance, code, rule, or regulation or stating that any investigation has commenced or is contemplated regarding any violation, or (ii) any insurance agency currently providing insurance for the Property about any defect or inadequacy in the Property which would materially and adversely effect the insurability of the Property.

     (d) There is no pending or, to Seller's knowledge, threatened litigation or administrative proceeding affecting the Property.

     (e) There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under other debtor relief laws contemplated by, pending, or threatened against Seller.

     (f)  To Seller's knowledge, no tax liens or judgments affect the Property.

     (g) There are no unpaid charges, debts, liabilities, claims, or obligations arising from the ownership or operation of the Property that could give rise to any mechanics' or materialman's or other statutory liens against the Property or for which Buyer will be responsible.

     (h) To Seller's knowledge, the Property has access to and from dedicated and accepted public highways, streets, or roads. There is no pending or, to Seller's knowledge, threatened action by any Governmental Authority to limit or terminate that access.

     (i) To Seller's knowledge, such knowledge being limited to the ESA, the Property has not been used for the disposal or dumping of nor has there been any spillage, seepage, or uncontrolled loss on or filtration from or onto the Property of any "hazardous substances" or "hazardous wastes", and the Property contains no such "hazardous substances" or "hazardous wastes", as those terms are defined in the Comprehensive Environment Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976 (RCRA) the Superfund Amendments and Reauthorization Act of 1986, the Clean Water Act, the Federal Water Pollution Control Act, and the Federal Environmental Pesticides Act, all as amended, and all rules and regulations applicable to each, and, for purposes hereof, the term "hazardous substances" also include asbestos, asbestos containing material, petroleum and refined petroleum products.

     (j) The Leases available for review by Buyer are true and correct copies of the actual leases in Seller's possession and are the complete written documentation of the agreement between the Seller, as landlord, and the tenant; there are no material oral agreements or undisclosed material written agreements between Seller, as landlord, and any tenant which have not been fully disclosed in writing to Buyer.

     (k) The Service Contracts available for review by Buyer are true and correct copies of the actual service contracts in Seller's possession and are the complete written documentation of the agreement between the Seller and the respective party or parties thereto.

     (l) Seller has all requisite authority to enter into this Contract and to consummate the transactions contemplated by this Contract; and

     (m) Neither the entering into of this Contract nor the consummation of the transactions contemplated by this Contract:

          (i) constitute a breach by Seller of any instrument to which Seller is a party, to which it is subject, or by which any of its assets may be affected;

          (ii) constitute a violation of any judgment, order, writ, injunction, or decree issued against or imposed upon Seller; or

          (iii)  result in a violation of any applicable law by Seller.

The terms Governmental Authority and Governmental Authorities mean the United States of America, the State of Delaware, New Castle County (the County), and any other political subdivision in which the Property is located or which exercises jurisdiction over the Property or the construction of improvements on the Property, and any agency, department, commission, board, bureau, property owners association, utility district, flood control district, improvement district, or similar district, or other instrumentality of any of them.

Section 4.2  Seller's Covenants.  Seller hereby covenants and agrees with
             ------------------
             Buyer as follows:

     (a) At all time from the date of this Contract, to the date of Closing, Seller shall keep and perform all of the material obligations to be performed by the landlord under the Leases;

     (b) Prior to the Closing, Seller shall maintain the buildings and other improvements of the Real Property in their present condition and repair, except for normal wear and tear and any casualty or condemnation, and Seller shall not remove any building or property fixtures, equipment, and other personalty from the Improvements (other than tenants' property, telephone switching equipment, common area furnishings and cafeteria equipment) without replacing them with new items of comparable or better quality;

     (c) At all times from the Effective Date to the date of Closing, without the prior written consent of Buyer, Seller agrees not to enter into leases or occupancy agreements other than the Facilities Lease (as hereafter defined), nor modify, terminate or amend any existing Leases. "Facilities Lease" shall mean that certain Glascow Facilities Lease by and between Seller and Sterling Diagnostic Imaging, Inc.
          (SDI), in the form attached hereto as Exhibit I;
                                                ---------

     (d) Prior to the Closing, Seller shall maintain fire and casualty insurance for the Improvements in an amount equal to not less than the full replacement costs of such Improvements; and

     (e) Prior to the Closing, Seller shall make best efforts to cause the subdivision plan of the Real Property to be approved by the County.

                                   ARTICLE 5
               BUYER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.1.  Buyer's Representations and Warranties.
              --------------------------------------

Buyer represents and warrants to Seller, which representations and warranties are also deemed to be made on the Closing Date:

     (a) Buyer has all requisite authority to enter into this Contract and to consummate the transactions contemplated by this Contract; and

     (b) Neither the entering into of this Contract nor the consummation of the transactions contemplated by this Contract:

          (i) constitute a breach by Buyer of any instrument to which Buyer is a party, to which it is subject, or by which any of its assets may be affected;

          (ii) constitute a violation of any judgment, order, writ, injunction, or decree issued against or imposed upon Buyer; or

          (iii)  result in a violation of any applicable law by Buyer.

Section 5.2.  Buyer's Covenants.
              -----------------

Buyer hereby covenants and agrees with Seller that inspections conducted during the Inspection Period shall be conducted by engineers or consultants reasonably acceptable to Seller, such acceptance not to be unreasonably withheld or delayed, who have liability insurance in amount reasonably acceptable to Seller.

                                   ARTICLE 6
                                    CLOSING

Section 6.1  Closing.
             -------

     (a) The Closing of this Contract will take place in Title Company's local offices commencing at 10:00 a.m., Dallas, Texas time, on the date in which consummation of the acquisition by Buyer of DRC occurs in accordance with the SPA (the Closing Date).

     (b)  At Closing, Buyer shall deliver to Seller:

          (i) by wire transfer, or in other immediately available federal funds, the remainder of the Purchase Price;

          (ii) at least 1 counterpart of an Assignment of Leases, Trade Names, Security Deposits and Warranties (the Assignment of Leases), duly executed by Buyer, in substantially the form attached hereto as Exhibit B;
               ---------

          (iii) at least 1 counterpart of a notice to tenants (the Tenant Notice Letters), duly executed by Buyer, in substantially the form attached hereto as Exhibit D, to be addressed to each
                                         ---------
                 tenant of the Property; and

     (c)  At Closing, Seller shall deliver to Buyer:

          (i) a Special Warranty Deed (the Deed), duly executed and acknowledged by Seller, containing no exceptions or conditions except the Permitted Exceptions, substantially in the form attached hereto as Exhibit E;
                                  ---------

          (ii) a Bill of Sale, duly executed by Seller, substantially in the form attached hereto as Exhibit F;
                                       ---------

          (iii) at least 1 counterpart of the Assignment of Leases, duly executed by Seller;

          (iv) an IRC Section 1445 Certification, duly executed by Seller, substantially in the form attached hereto as Exhibit G;
                                                            ---------

          (v) at least 1 counterpart of each of the Tenant Notice Letters, duly executed by Seller;

          (vi) a list of Service Contracts which have not been terminated;

          (vii) possession of the Property, subject to the Permitted Exceptions and the rights of tenants in possession under the Leases;

          (viii) a credit against the Purchase Price equal to the aggregate amount of the security deposits (including any interest accrued thereon), and other similar deposits held by Seller under the Leases or held by Seller in connection with the Improvements or the Real Property; and

          (ix) originals of the following if they are in Seller's possession or subject to Seller's control:

               (A) the originals of the Property's Contracts (but only to the extent retained by Buyer), the Leases, the Maintenance Agreement (as defined below), licenses, occupancy agreements, lease commission agreements, permits, and other rental agreements executed by Seller affecting the Property;

               (B)  all Plans, Warranties and Records;

               (C)  the continuing Service Contracts executed by Seller; and

               (D)  all keys to the Property.

          (x) an estoppel certificate from each of the other parties to each of the Leases and the Maintenance Agreement in substantially the forms attached hereto as Exhibit H-1 and Exhibit H-2,
                                        -----------     -----------
               respectively.

          "Maintenance Agreement" shall mean that certain DRC Maintenance and Facilities Agreement, by and between, Seller and SDI, in the form attached hereto as Exhibit J.
                             ----------

     (d) Seller and Buyer shall execute and deliver to the appropriate parties any additional documents and instruments that, in the opinion of Buyer's counsel and Seller's counsel, are necessary to the consummation of this transaction, including, without limitation, any affidavits required by the Title Company in connection with the issuance of the Owner Policy.

     (e) Seller shall furnish to Buyer copies of notices of termination to service providers whose Service Contracts Buyer has elected not to assume, such terminations to be effective not later than the Closing Date.

Section 6.2  Prorations.
             ----------

     (a) Ad valorem taxes (whether for real estate or personal property) against the Property will be prorated at Closing as of the Closing Date based on the tax bills for the year of the Closing. Seller shall pay to Buyer at Closing (or credit the Purchase Price) the portion of the taxes on the Property from the beginning of the current year to the Closing Date. If Closing occurs before that year's tax bills are available, the proration will be based on the latest tax rate applied to 90% of the Purchase Price; provided, after the taxes for the year in which the Closing occurs are finally assessed, upon written demand, Buyer shall promptly refund to Seller any amount overpaid by Seller or Seller shall promptly pay to Buyer the amount of any deficiency in the proration. Buyer shall pay all taxes and assessments before they become delinquent. The requirements in this section shall survive Closing.

     (b) All income and expenses of the Property (other than as set forth above), including, but not limited to, rental income actually collected, property owner's association dues or levies, utility charges and other operating expenses shall be prorated at the Closing, effective as of the Closing Date with income and expenses attributable to Seller for the period prior to the Closing Date and to Buyer for the Closing Date and thereafter. All maintenance and service contract expenses (whether or not the service is continued by Buyer) and utility charges shall be determined as of the Closing Date and paid by Seller to the greatest extent practicable, but Buyer shall pay for all services performed on the Closing Date and thereafter under the approved Service Contracts. If such charges and expenses are unavailable on the Closing Date, a readjustment shall be made within 10 days following the availability of accurate bills and figures. All security and/or other deposits and other sums held by Seller under the terms of any Lease shall be credited against the Purchase Price and assumed by Buyer. Any income payable in connection with any Property Contract shall be prorated, but no lump sum or up front payments paid to Seller with respect to any Service Contract shall be prorated. This paragraph shall survive the Closing.

          Seller and Buyer agree that any sums received by Buyer or Seller from any tenant owing delinquent rentals shall first be applied to current rentals and any other amounts owed to Buyer and then to delinquent rentals with respect to the period before Closing. This paragraph shall survive the Closing.

Section 6.3  Closing Costs.
             -------------

Costs of closing the transaction contemplated hereby shall be allocated between Seller and Buyer as follows:

     (a) Seller shall pay (i) the amounts due under and any prepayment premiums for loans paid at Closing (any escrows held by the lenders shall be returned to Seller), and (ii) the costs, if any, by Seller in connection with the performance of its obligations hereunder.

     (b) Buyer shall pay (i) the cost of providing the Title Commitment, (ii) the premium for the Owner Title Policy (Buyer, however, paying for any endorsements of, deletions or amendments to the Policy), (iii) the cost of recording the Deed and any other conveyance documents that Buyer may choose to record, (iv) the cost of the Survey and any requested modifications to or updates of thereto; (v) any and all transfer fees and taxes related to the Closing, and (vi) the costs, if any, by Buyer in connection with the performance of its obligations hereunder.

     (c) All other expenses incurred by Seller or Buyer with respect to the Closing, including, but not limited to, attorneys' fees of Buyer and Seller (except in the event of litigation), shall be borne and paid exclusively by the party incurring same, without reimbursement, except to the extent otherwise specifically provided herein.

Section 6.4  Conditions to Seller's Obligation to Close.
             ------------------------------------------

Seller shall not be required to close this transaction if at the time of Closing, Buyer shall not have assumed all of the obligations of Seller under the Facilities Lease and the Maintenance Agreement.

Section 6.5  Conditions Precedent to Closing.
             -------------------------------

Neither party hereto shall be required to close this transaction if at the time of Closing, the respective parties to the SPA are not prepared to close the SPA simultaneously herewith.

                                 ARTICLE 7
                      TERMINATION, DEFAULTS AND REMEDIES

Section 7.1  Termination Due to Title Defects.
             --------------------------------

If Buyer timely gives notice of objections and Seller does not cure all title objections within the time period specified in Section 3.1 of this Contract, Buyer may, as its sole and exclusive remedy, waiving all other remedies, either:

     a. terminate this Contract by notice in writing to Seller prior to the Closing Date, then the parties have no further rights, liabilities, or obligations under this Contract (other than those which survive termination); or

     b. waive the objections and accept Seller's title as shown in the Title Commitment and Survey.

If Seller does not timely receive written notice of Buyer's election to terminate this Contract, Buyer is deemed to accept Seller's title as shown in the Title Commitment and Survey.

Section 7.2  Termination Due to Seller's Representations and Warranties.
             ---------

If Buyer discovers that any of the representations and warranties in Section 4.1 are inaccurate in any material respect prior to the Closing, Buyer's sole and exclusive remedy, waiving all other remedies, shall be either to:

     a. terminate this Contract by giving notice to Seller prior to the Closing Date; or

     b. waive that representation and warranty in its entirety and proceed to the Closing.

If Buyer terminates this Contract under this Section 7.2, the parties have no further rights, liabilities, or obligations under this Contract (other than those matter which survive termination). If Buyer has actual knowledge of the inaccuracy or breach of the representation or warranty and elects to close, in closing, Buyer waives its right to seek damages arising by, through or under such inaccuracy or breach.

Section 7.3  Buyer's Remedies.
             ----------------

     a.  If:

          (i) at Closing, Seller is unable to convey title to Buyer as provided in Sections 2.1 and 6.1 of this Contract and Buyer does not waive any defect in title and accept Seller's title as Seller is able to convey it;

          (ii) condemnation proceedings are initiated against all or any portion of the Property;

          (iii) a Major Casualty (defined in Section 8.3) occurs; or

          (iv) a lienholder requires Seller to apply insurance proceeds or condemnation awards other than as required in Article 8;

          then Buyer may, as its sole and exclusive remedy, waiving all other remedies, terminate this Contract by giving written notice thereof to Seller, the parties shall have no further rights, liabilities, or obligations under this Contract (other than those matters which survive termination).

     b.  If:

          (i) Seller fails or refuses to close this Contract for any reason except the termination of this Contract pursuant to any applicable provision of this Contract; or

          (ii) Seller is otherwise in default under this Contract;

          Buyer may, as its sole and exclusive remedy, waiving all other remedies, either:

          .  enforce specific performance of this Contract against Seller; or

          . terminate this Contract by giving written notice thereof to Seller, and the parties have no further rights, liabilities, or obligations under this Contract (other than those matters which survive termination).

Section 7.4  Seller's Remedies.
             -----------------

If:

     a. Buyer fails or refuses to close this Contract for any reason, except the termination of this Contract under any applicable provision of this Contract; or

     b.   Buyer is otherwise in default under this Contract;

     Seller may, as its sole and exclusive remedy, waiving all other remedies, either:

          .  sue Buyer for damages; or

          . terminate this Contract by giving written notice thereof to Seller, and the parties have no further rights, liabilities, or obligations under this Contract (other than those matters which survive termination).

                                   ARTICLE 8
                            CASUALTY; CONDEMNATION

Section 8.1  Risk of Loss; Notice.
             --------------------

The risk of loss or damage to the Property by fire or other casualty prior to the date of Closing is borne by Seller. Seller shall give Buyer written notice of any destruction of any part of the Property or the commencement of any condemnation proceedings between the Effective Date and the Closing Date.

Section 8.2  Minor Casualty.
             --------------

Whether or not the notice required by Section 8.1 is given, if less than $100,000.00 of value of the Improvements are destroyed by fire or other casualty (such destruction being herein called a Minor Casualty), at Closing:

     (a) Seller shall assign to Buyer all proceeds of insurance payable to Seller;

     (b) Buyer will receive a credit against the Purchase Price equal to the amount of any deductible under Seller's insurance policy;

     (c) Buyer shall accept the Property and the Improvements in their damaged state; and

     (d) Seller has no obligation to repair or restore any damaged or destroyed portions of the Property or the Improvements.

If the Minor Casualty occurs within 30 days prior to the Closing Date, the Closing Date is automatically extended for the period of time from the date of casualty until the earlier of 30 days after the date that the estimate of the value of the damage to the Property is received by Seller, or the date that the insurance proceeds can be assigned to Buyer.

Section 8.3  Major Casualty; Condemnation.
             ----------------------------

If condemnation proceedings are commenced against any portion of the Property, or if $100,000.00 or more of the value of the Improvements are destroyed by fire or other casualty (such destruction being herein called a Major Casualty), and Buyer has not waived the exercise of its remedies under Section 7.3(a) within 10 days after notice from Seller of the occurrence of a Major Casualty or the initiation of condemnation proceedings, then this Contract shall automatically terminate and Buyer shall be deemed to have exercised its remedies under Section 7.3(a). If Buyer waives the exercise its remedies under Section 7.3(a) within 10 days after notice from Seller of the occurrence of a Major Casualty or the initiation of condemnation proceedings, at Closing:

     (a) Seller shall assign all proceeds of insurance or condemnation awards to Buyer;

     (b)  if a Major Casualty occurs:

          (i) Buyer will receive a credit against the Purchase Price equal to the amount of any deductible under Seller's insurance policy;

          (ii) Buyer shall accept the Property and the Improvements in their damaged state; and

          (iii) Seller has no obligation to repair or restore any damaged or destroyed portions of the Property or the Improvements; and

     (c) if condemnation proceedings are begun:

          (i) Buyer will accept the Property subject to the condemnation proceedings and any the claims of or against any condemning authority;

          (ii) Seller will assign to Buyer all right, title and interest in and to any condemnation award;

          (iii) Seller has no liability with respect to any portion of the Property that is condemned, or with respect to any costs or expenses incurred by Buyer as a result of any such condemnation proceedings; and

          (iv) Seller has no obligation to defend or otherwise appear in any condemnation proceedings.

If a Major Casualty occurs within 30 days prior to the Closing Date, the Closing Date will be automatically extended for the period of time from the date of casualty until the earlier of 30 days after the date that the estimate of the value of the damage to the Property is received by Seller, or the date that the insurance proceeds may be assigned to Buyer.

Section 8.4  Rights of Lienholders.
             ---------------------

Notwithstanding anything contained in this Article 8, if any holder of any lien on all or any portion of the Property requires Seller to apply insurance proceeds or condemnation awards other than in accordance with this Article 8, Seller shall give notice to Buyer of that fact, Seller shall apply the proceeds or awards as required by the lienholder, and Buyer may exercise its remedies under Section 7.3(a). If Buyer fails to exercise its remedies under Section 7.3 within 10 days after delivery of Seller's notice:

     (a)  if a Minor Casualty or a Major Casualty occurs:

          (i) Buyer will receive a credit against the Purchase Price equal to the sum of

               A. the amount of any insurance proceeds applied by Seller to the payment of any debt encumbering the Property, plus

               B. the amount of any deductible under Seller's insurance policy;

          (ii) Buyer shall accept the Property and the Improvements in their damaged state; and

          (iii) Seller has no obligation to repair or restore any damaged or destroyed portions of the Property or the Improvements; and

     (b)  if condemnation proceedings are begun:

          (i) Buyer will receive a credit against the Purchase Price in the amount of any condemnation awards applied by Seller to the payment of any debt encumbering the Property;

          (ii) Buyer shall accept the Property subject to the condemnation proceedings and any claims of or against any condemning authority;

          (iii) Seller has no liability with respect to any portion of the Property that is condemned, or with respect to any costs or expenses incurred by Buyer as a result of any such condemnation proceedings; and

          (iv) Seller has no obligation to defend or otherwise appear in any such condemnation proceedings.

                                   ARTICLE 9
                                 MISCELLANEOUS

Section 9.1  Notices.
             -------

All notices, requests, approvals, and other communications required or permitted to be delivered under this Contract must be in writing and are effective:

 . in the case of delivery by registered or certified U.S. mail, postage prepaid, or by private courier, upon receipt, or upon refusal to accept delivery (such refusal being evidenced by the U.S. Postal Services return receipt or similar advice from the courier company); or

 .  in the case of delivery by telecopy, upon receipt;

in each instance addressed to Buyer or Seller, as the case may be, at the following addresses, or to any other address either party may designate by notice to the other party:

Seller:                     Glasgow Land Company, L.L.C.
                            10 South Academy Street
                            Greenville, South Carolina 29602
                            Attention: Patrick O. de Maynadier, President
                                Telephone:  (___) ______________________
                            Telecopy:   (___) ______________________

                            With a copy to:

                            Bracewell & Patterson, L.L.P.
                            711 Louisiana Street, Suite 2900
                            Houston, Texas  77002-2781
                            Attention: John L. Bland
                            Telephone:  (713) 223-1310
                            Telecopy:   (713) 221-1212

Buyer:                      Hologic, Inc.
                            35 Crosby Drive
                            Bedford, Massachusetts 01730
                            Attn:  ________________________
                            Telephone:  (___) ______________________
                            Telecopy:   (___) ______________________

                            With a copy to:

                            Brown, Rudnick, Reed & Gesmer
                            One Financial Center
                            Boston, Massachusetts 02111
                            Attn: Carl E. Axelrod
                            Telephone:  (617) 856-8200
                            Telecopy:   (617) 856-8201

Section 9.2  Performance.
             -----------

Time is of the essence in the performance of this Contract.

Section 9.3  Binding Effect.
             --------------

This Contract is binding upon and inures to the benefit of the successors and assigns of the parties.

Section 9.4  Entire Agreement.
             ----------------

This Contract embodies the complete agreement between the parties and cannot be varied except by written agreement of the parties.

Section 9.5  Assignment.
             ----------

This Contract may not be assigned by Buyer without the prior written consent of Seller, except for any assignment to any wholly owned subsidiary of Buyer or any entity controlled by Buyer. Any approved assignee of Buyer's interest in this Contract is bound by all approvals and waivers, actual and deemed, by Buyer prior to the assignment, and must assume in writing all of Buyer's obligations under this Contract; provided, however, that Buyer shall not be released from the obligations created under this Contract as a result of any permitted assignment.

Upon any assignment of this Contract, Buyer shall promptly deliver to Seller a fully executed original of the assignment of the Contract and the assumption by the assignee of Buyer's obligations under this Contract.

No consent given by Seller to any transfer or assignment of Buyer's rights or obligations under this Contract may be construed as a consent to any other transfer or assignment of Buyer's rights or obligations. No transfer or assignment in violation of this Section 9.5 is valid or enforceable.

Section 9.6  Commissions.
             -----------

Each party hereby warrants to the other party that it has not dealt with any real estate broker or salesman in the negotiation of this Contract. Each party shall indemnify, defend, and hold harmless the other party against any real estate commissions due by virtue of the execution or Closing of this Contract, the obligation or asserted claim for which arises from actions taken or claimed to be taken by or through the indemnifying party.

Section 9.7  Survival.
             --------

Any of the provisions of this Contract pertaining to a period of time following Closing survive Closing and the delivery of the documents provided for in
Section 6.1 hereof and are not merged in those documents; provided, however, no representations or warranties survive Closing. All indemnity obligations in this Contract and the provisions of Sections 9.5, 9.7, 9.10, and 9.14 of this Contract survive the Closing or any termination of this Contract.

Section 9.8  Headings.
             --------

Section headings or captions are used in this Contract for convenience only and do not limit or otherwise affect the meaning of any provision of this Contract.

Section 9.9  Holidays, Etc.
             -------------

Whenever any time limit or date provided herein falls on a Saturday, Sunday, or legal holiday under the laws of the State of Delaware, then that date is extended to the next day that is not a Saturday, Sunday, or legal holiday. The term business day as used in this Contract means any day that is not a Saturday, Sunday, or legal holiday under the laws of the State of Delaware.

Section 9.10  Attorneys' Fees.
              ---------------

If there is litigation concerning the interpretation or enforcement of this Contract or any portion of this Contract, the prevailing party is entitled to recover from the losing party its reasonable attorneys' fees, court costs and expenses, whether at the trial or any appellate level.

Section 9.11  Governing Law.
              -------------

The laws of the State of Delaware govern this Contract.

Section 9.12  Severability.
              ------------

If any of the provisions contained in this Contract is unenforceable in any respect, the remainder of this Contract will, nevertheless, remain enforceable and in lieu of such unenforceable clause, there shall be added to this Contract a clause or provision as similar in terms to such unenforceable clause as may be possible and be enforceable.

Section 9.13  Disclaimer.
              ----------

Buyer acknowledges and agrees that:

     (a) EXCEPT AS MAY BE SPECIFICALLY STATED IN THE DEED OR THIS CONTRACT, SELLER, FOR ITSELF AND ON BEHALF OF ANY AFFILIATED COMPANIES, HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY, OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE, OF, AS TO, OR CONCERNING (I) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, AND THE SUITABILITY THEREOF, FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY ELECT TO CONDUCT THEREON, (II) THE NATURE, ENFORCEABILITY AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION, OR OTHERWISE, (III) THE COMPLIANCE OF THE PROPERTY OR THE OPERATION THEREOF WITH ANY LAWS, RULES, ORDINANCES, OR REGULATIONS OF ANY GOVERNMENT OR OTHER BODY, (IV) WHETHER THE IMPROVEMENTS ON THE PROPERTY ARE BUILT IN A GOOD AND WORKMANLIKE MANNER, (V) WARRANTIES (EXPRESS OR IMPLIED) OF CONDITION REGARDING THE PROPERTY'S FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, TENANTABILITY, HABITABILITY OR SUITABILITY FOR ANY INTENDED USE, (VI) ANY ENVIRONMENTAL CONDITIONS WHICH MAY EXIST ON THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE EXISTENCE OR NON-EXISTENCE OF PETROLEUM PRODUCTS, PETROLEUM RELATED PRODUCTS, "HAZARDOUS SUBSTANCES," "HAZARDOUS MATERIALS," "TOXIC SUBSTANCES," OR "SOLID WASTE" AS SUCH TERMS ARE DEFINED IN THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED BY SUPERFUND AMENDMENTS AND REAUTHORIZATION ACT OF 1986, THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, AND THE HAZARDOUS MATERIALS TRANSPORTATION ACT, AND STATE ENVIRONMENTAL LAWS, AND IN THE REGULATIONS PROMULGATED PURSUANT TO SUCH LAWS, ALL AS AMENDED (ALL

          OF THE FOREGOING BEING REFERRED TO AS THE "HAZARDOUS WASTE LAWS"), AND
          (VII) THE FINANCIAL EARNING CAPACITY OR HISTORY OR EXPENSE HISTORY OF THE OPERATION OF THE PROPERTY. BY ACCEPTANCE OF THIS AGREEMENT, AND THE SPECIAL WARRANTY DEED TO BE DELIVERED BY SELLER AT THE CLOSING, BUYER ACKNOWLEDGES THAT BUYER'S OPPORTUNITY FOR INSPECTION AND INVESTIGATION OF THE PROPERTY (AND OTHER PARCELS IN PROXIMITY THERETO) WILL BE ADEQUATE TO ENABLE BUYER TO MAKE BUYER'S OWN DETERMINATION WITH RESPECT TO THE PRESENCE OR, DISPOSAL ON OR BENEATH THE PROPERTY (AND OTHER PARCELS IN PROXIMITY THERETO) OF SUCH HAZARDOUS MATERIALS, AND EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, BUYER ACCEPTS THE RISK OF THE PRESENCE OR DISPOSAL OF SUCH HAZARDOUS MATERIALS. THE CONVEYANCE OF THE PROPERTY IS MADE ON AN "AS-IS" BASIS. BUYER ACKNOWLEDGES, WARRANTS AND REPRESENTS TO SELLER THAT NO REPRESENTATIONS HAVE BEEN MADE BY SELLER, ITS AGENTS, BROKERS, OR EMPLOYEES, AND THAT BUYER HAS NOT RELIED ON THE INFORMATION SUPPLIED BY SELLER IN ENTERING INTO OR CONTINUING THE EFFECTIVENESS OF THIS TRANSACTION OTHER THAN AS EXPRESSLY STATED HEREIN. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES, WARRANTS AND REPRESENTS TO SELLER THAT NEITHER SELLER NOR SELLER'S AGENTS, BROKERS OR EMPLOYEES HAVE MADE ANY REPRESENTATION OR STATEMENT TO BUYER CONCERNING THE PROPERTY'S INVESTMENT POTENTIAL OR RESALE AT ANY FUTURE DATE, AT A PROFIT OR OTHERWISE, NOR HAS SELLER OR SELLER'S AGENTS, BROKERS OR EMPLOYEES RENDERED ANY ADVICE OR EXPRESSED ANY OPINION TO BUYER REGARDING ANY INCOME TAX CONSEQUENCES OF OWNERSHIP OF THE PROPERTY.

     (b) BUYER ACKNOWLEDGES THAT ANY INFORMATION, DOCUMENTS OR REPORTS SUPPLIED OR MADE AVAILABLE BY SELLER, WHETHER WRITTEN OR ORAL, OR IN THE FORM OF MAPS, SURVEYS, PLATS, SOIL REPORTS, ENGINEERING STUDIES, ENVIRONMENTAL STUDIES, OPERATING STATEMENTS, RENT ROLLS, OR OTHER INSPECTION REPORTS PERTAINING TO THE PROPERTY ("REPORTS") ARE BEING DELIVERED TO BUYER ON AN "AS-IS/WHERE-IS" BASIS SOLELY AS A COURTESY AND THAT SELLER HAS NEITHER VERIFIED THE ACCURACY OF ANY STATEMENTS OR OTHER INFORMATION THEREIN CONTAINED, NOR ANY METHOD USED TO COMPILE THE REPORTS OR THE QUALIFICATIONS OF THE PERSON(S) PREPARING THE REPORTS AND SELLER MAKES NO REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW AS TO THE ACCURACY, COMPLETENESS OR ANY OTHER ASPECT OF THE REPORTS.

     (c) EXCEPT AS OTHERWISE SPECIFICALLY STATED IN THIS CONTRACT, BUYER AGREES THAT NEITHER SELLER NOR SELLER'S AFFILIATES, SHALL BE RESPONSIBLE OR LIABLE TO BUYER OR ANY SUCCESSOR OR ASSIGNEE OF BUYER FOR ANY CONSTRUCTION DEFECTS, ERRORS, OMISSIONS, OR ON ACCOUNT OF ANY OTHER CONDITIONS AFFECTING THE PROPERTY, AS BUYER IS PURCHASING THE PROPERTY AS IS, WHERE IS, AND WITH ALL FAULTS. EXCEPT AS OTHERWISE SPECIFICALLY STATED IN THIS AGREEMENT, BUYER OR ANYONE CLAIMING BY, THROUGH OR UNDER BUYER, HEREBY FULLY RELEASES SELLER AND SELLER'S AFFILIATES, THEIR EMPLOYEES, OFFICERS, DIRECTORS, REPRESENTATIVES AND AGENTS FOR ANY COST, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM OR RELATED TO ANY CONSTRUCTION DEFECTS, ERRORS, OMISSIONS, OR OTHER CONDITIONS AFFECTING THE PROPERTY. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESS TERMS AND PROVISIONS, INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO UNKNOWN AND SUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION. THIS COVENANT RELEASING SELLER AND SELLER'S AFFILIATES, SHALL BE A COVENANT RUNNING WITH THE PROPERTY AND SHALL BE BINDING UPON BUYER, ITS SUCCESSORS AND ASSIGNS. EFFECTIVE UPON CLOSING, SELLER HEREBY ASSIGNS TO BUYER WITHOUT RECOURSE OR REPRESENTATION OF ANY NATURE, ANY AND ALL CLAIMS THAT SELLER MAY HAVE AGAINST NON-AFFILIATED ENTITIES FOR ANY SUCH ERRORS, OMISSIONS OR ON ACCOUNT OF ANY OTHER CONDITIONS AFFECTING THE PROPERTY, BUYER SHALL LOOK SOLELY TO SUCH NON-AFFILIATED CONTRACTORS, SUBCONTRACTORS, SUPPLIERS, MATERIALMEN AND CONSULTANTS AS MAY HAVE CONTRACTED FOR WORK IN CONNECTION WITH THE PROPERTY FOR ANY REDRESS OR RELIEF. UPON THE ASSIGNMENT BY SELLER OF ITS CLAIMS, BUYER RELEASES SELLER AND SELLER'S AFFILIATES, FROM ALL RIGHTS, EXPRESS OR IMPLIED, BUYER MAY HAVE AGAINST SELLER OR SELLER'S AFFILIATES, ARISING OUT OF OR RESULTING FROM ANY ERRORS, OMISSIONS OR DEFECTS IN THE PROPERTY.

THE TERMS OF THIS SECTION SHALL SURVIVE THE CLOSING, TERMINATION OR EXPIRATION OF THIS CONTRACT.

Section 9.14  Rule of Construction.
              --------------------

Each party and its counsel have reviewed and revised this Contract. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party may not be employed in the interpretation of this Contract or any amendments, schedules, or exhibits hereto.

Section 9.15  Offer to Purchase.
              -----------------

Upon execution by Buyer, this Contract is an offer to purchase the Property that terminates at 5:00 P.M., Dallas, Texas time, on the 5th business day after the date of Buyer's execution of this Contract unless prior to such time, Seller delivers to Buyer at least one copy of this Contract executed by Seller.

Section 9.16  Effective Date.
              --------------

The Effective Date of this Contract is the date that both parties have executed or initialed the final version of this Contract.

Section 9.17  Independent Contract Consideration.
              ----------------------------------

Buyer tenders to Seller and Seller acknowledges receipt of the sum of ONE HUNDRED DOLLARS ($100.00) as independent and non-refundable contract consideration for any options granted in this Contract. This independent consideration is in addition to any other deposits made under this Contract and is earned by Seller upon its execution of this Contract and will not be offset against the Purchase Price.

Section 9.18  Counterparts.
              ------------

This Contract may be executed in one or more counterparts. Each counterpart is an original and proof of this Contract may be made without more than one counterpart.

Section 9.19  Confidentiality.
              ---------------

Except where required by law, Buyer and Seller agree not to cause any public announcements to be made by the execution of this Contract and further agree not to disclose the Purchase Price payable hereunder.

Section 9.20  No Recording.
              ------------

Buyer covenants that neither it nor any successor or assign shall record in any public records this Contract or any memorandum or affidavit relating to this Contract.

     EXECUTED by Seller on this the ________ day of April, 1999.

                         SELLER
                         ------

                         GLASSGOW LAND COMPANY, L.L.C.,
                         a Delaware limited liability company


                         By:  /s/ Andrew Finkle
                              -----------------------------
                              Name: Andrew Finkle
                              Title: Vice President


     EXECUTED by Buyer on this the 28th day of April, 1999.
                                   ----

                         BUYER
                         -----

                         HOLOGIC, INC., a Delaware corporation


                         By:  /s/ Glenn P. Muir
                              -----------------------------
                              Name: Glenn P. Muir
                              Title: Vice President, Finance

                                FIRST AMENDMENT
                                      TO
                               CONTRACT OF SALE

     The First Amendment to Contract of Sale (the "First Amendment") dated June 3, 1999, is entered into by and between Glasgow Land Company, L.L.C., a Delaware limited liability company ("Seller"), and Hologic, Inc., a Delaware corporation ("Buyer").

     WHEREAS, Seller and Buyer are parties to that certain Contract of Sale between Seller and Buyer dated April 28, 1999 (the "Agreement"); and

     WHEREAS, Seller and Buyer wish to amend the Agreement in the manner set forth in this First Amendment;

     NOW THEREFORE, in consideration of the mutual covenants contained herein and in the Agreement, Seller and Buyer execute this First Amendment and agree as set forth below:

I.   DEFINITIONS AND CONFIRMATION
     ----------------------------

     Unless otherwise defined herein, capitalize terms shall have the meaning set out in the Agreement. Further, except as amended herein, each of the Seller and Buyer acknowledge and confirm each and every term and provision of the Agreement.

II.   AMENDMENT
      ---------

     A.   Section 1.2.  Section 1.2 of the Agreement is hereby deleted in its
          -----------
          entirety and is hereby replaced in its entirety with the following:

          The Purchase Price of the Property is $8,000,000, subject to any adjustments and/or apportionments set forth herein, payable as follows
          (i) $4,000,004 in immediately available federal funds at Closing (defined in Section 6.1) and 571,428 shares of Buyer's common stock, $.01 par value.

III.  EFFECTIVE DATE OF AMENDMENTS
      ----------------------------

     Notwithstanding anything in the Agreement or this First Amendment to the contrary, each of the amendments to the Agreement contained in Section II. of this First Amendment shall be effective as of 12:01 a.m., Houston, Texas time, on June 2, 1999.

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

IV.   MISCELLANEOUS
      -------------

1.  Miscellaneous.  The provisions of the Agreement not affected by this First
    -------------
    Amendment shall control in this First Amendment and are hereby incorporated into this First Amendment in their entirety except that the word "Agreement" as used therein shall be construed to mean the Agreement as amended by this Amendment where appropriate.

2.  Entire Agreement.  This First Amendment and the Agreement constitute
    ----------------
    the entire agreement of the parties hereto relating to the matters set forth herein, whether oral or written.

3.  Binding Effect.  This First Amendment is binding on and inures to the
    --------------
    benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

4.  Further Assurances.  In connection with the Agreement, this First
    ------------------
    Amendment and the transactions contemplated hereby, each of Seller and Buyer shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of the Agreement, the First Amendment and those transactions.

5.  Counterparts.  This First Amendment may be executed in any number of
    ------------
    counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

     IN WITNESS WHEREOF, this First Amendment has been duly executed and delivered on the date first hereinabove written.

                              GLASGOW LAND COMPANY L.L.C.


                              By:/s/ Patrick D. de Maynadier
                                 -----------------------------------
                              Name: Patrick D. de Maynadier
                              Title: Manager

                              HOLOGIC, INC.


                              By:/s/ Glenn P. Muir
                                 -----------------------------------
                              Name: Glenn P. Muir
                              Title: Vice President, Finance